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                         DUPLEX PRODUCTS AND SUBSIDIARY          EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE



                                                           Fiscal year ended
                                                  ---------------------------------------
                                                  October 29,   October 30,   October 31,
                                                      1994        1993          1992
                                                   ---------   ----------    ----------
Weighted average number of common
  shares outstanding used in computing             7,593,625   7,731,740     7,765,865
  earnings per share

Primary and fully diluted earnings
  (loss) per share before accounting
  changes                                             $(1.19)      $0.19        $(0.07)

Cumulative effect of accounting
  changes per share                                    (0.93)       0.13            --
                                                       -----        ----        ------

Earnings (loss) per share                             $(2.12)      $0.32        $(0.07)
                                                      ======       =====        ======


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